Exhibit 99.1

Steve Madden Announces Third Quarter Results

~ Narrows Full Year 2018 Guidance to the High End ~

~ Increases Quarterly Dividend ~

LONG ISLAND CITY, N.Y., October 30, 2018 – Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion footwear and accessories for women, men and children, today announced financial results for the third quarter ended September 30, 2018.

Amounts referred to as “Adjusted” exclude the items that are described under the heading “Non-GAAP Adjustments.”

All share and per share data provided herein is adjusted retroactively for the three-for-two stock split effective October 12, 2018.

For the Third Quarter 2018:

•	Net sales increased 3.9% to $458.5 million compared to $441.2 million in the same period of 2017.
•	Gross margin was 38.2% compared to 37.6% in the same period last year, an increase of 60 basis points.
•	Operating expenses as a percentage of sales were 24.0% compared to 23.8% of sales in the same period of 2017. Adjusted operating expenses as a percentage of sales were 23.9% compared to 23.7% in the same period of 2017.
•	Income from operations totaled $70.2 million, or 15.3% of net sales, compared to $65.4 million, or 14.8% of net sales, in the same period of 2017. Adjusted income from operations was $70.6 million, or 15.4% of net sales, compared to Adjusted income from operations of $65.9 million, or 14.9% of net sales, in the same period of 2017.
•	Net income attributable to Steven Madden, Ltd. was $55.6 million, or $0.64 per diluted share, compared to $44.2 million, or $0.51 per diluted share, in the prior year’s third quarter. Adjusted net income attributable to Steven Madden, Ltd. was $55.9 million, or $0.65 per diluted share, compared to $44.5 million, or $0.51 per diluted share, in the prior year’s third quarter.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We are pleased with our performance in the third quarter, which included strong financial results as well as progress on a number of our key strategic initiatives. In addition to robust growth in our core Steve Madden Women’s wholesale business, we saw strong gains in international markets, outstanding performance in Blondo and a significant acceleration in our e-commerce business. The momentum in these areas – combined with the power of our brands and the strength of our business model – bolsters our confidence that we can continue to deliver long-term growth and value creation going forward.”

Third Quarter 2018 Segment Results

Net sales for the wholesale business increased 3.1% to $388.5 million in the third quarter of 2018, as a strong gain in wholesale accessories was partially offset by a modest decline in wholesale footwear driven by the transition of the Company’s business with one of its private label customers from the wholesale model to the buying agency model. Gross margin in the wholesale business increased to 34.3% compared to 33.9% in last year’s third quarter, with gross margin improvement in both wholesale footwear and wholesale accessories.

Retail net sales in the third quarter rose 8.8% to $69.9 million compared to $64.3 million in the third quarter of the prior year. Same store sales increased 5.5% in the quarter, including a solid gain in bricks and mortar locations and a strong increase in the Company’s e-commerce business. Retail gross margin rose to 60.1% in the third quarter of 2018, up 80 basis points compared to 59.3% in the third quarter of the prior year due to improved gross margin in the Company’s e-commerce business.

The Company ended the quarter with 210 company-operated retail locations, including seven Internet stores, as well as 46 company-operated concessions in international markets.

The Company’s effective tax rate for the third quarter of 2018 was 20.8% compared to 32.1% in the third quarter of 2017. The reduction in the Company’s effective tax rate compared to the prior year was primarily a result of the impact of the Tax Cuts and Jobs Act.

Balance Sheet and Cash Flow

During the third quarter of 2018, the Company repurchased 416,264 shares of the Company’s common stock for approximately $15.8 million, which includes shares acquired through the net settlement of employee stock awards.

As of September 30, 2018, cash, cash equivalents, and current marketable securities totaled $230.4 million.

Increased Quarterly Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.14 per share, reflecting a 5% increase over the previous quarterly dividend. The dividend will be paid on December 31, 2018, to stockholders of record at the close of business on December 21, 2018.

Updated Fiscal Year 2018 Outlook

For fiscal year 2018, the Company now expects net sales will increase 6% to 7% over net sales in 2017, the high end of the previous range of 5% to 7%. The Company expects diluted EPS for fiscal year 2018 will be in the range of $1.70 to $1.72, the high end of the previous range of $1.67 to $1.72. The Company expects Adjusted diluted EPS for fiscal year 2018 will be in the range of $1.76 to $1.78, the high end of the previous range of $1.73 to $1.78.

Non-GAAP Adjustments

Amounts referred to as “Adjusted” exclude the items below.

For the third quarter 2018:

•	$0.4 million pre-tax ($0.3 million after-tax) expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring, included in operating expenses.

For the third quarter 2017:

•	$0.5 million pre-tax ($0.3 million after-tax) expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring, included in operating expenses.

For the fiscal year 2018:

•	$2.8 million pre-tax ($2.1 million after-tax) expense in connection with a provision for legal charges, included in operating expenses.
•	$1.8 million pre-tax ($1.3 million after-tax) expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring, included in operating expenses.
•	$1.2 million pre-tax ($0.9 million after-tax) expense in connection with a warehouse consolidation, included in operating expenses.
•	$1.0 million tax expense in connection with the impairment of the preferred interest investment in Brian Atwood Italia Holding, LLC recorded in fourth quarter 2017.

Reconciliations of amounts on a GAAP basis to Adjusted amounts are presented in the Non-GAAP Reconciliation tables at the end of this release and identify and quantify all excluded items.

Conference Call Information

Interested stockholders are invited to listen to the third quarter earnings conference call scheduled for today, October 30, 2018, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed by logging onto http://www.stevemadden.com. An online archive of the broadcast will be available within one hour of the conclusion of the call and will be accessible for a period of 30 days following the call.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear and accessories for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, Report®, Brian Atwood®, Cejon®, Mad Love® and Big Buddha®, Steve Madden is a licensee of various brands, including Kate Spade®, Superga® and Anne Klein®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains and mass merchants. Steve Madden also operates 210 retail stores (including Steve Madden’s seven Internet stores). Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including ready-to-wear, outerwear, intimate apparel, eyewear, hosiery, jewelry, fragrance, luggage and bedding and bath products. For local store information and the latest Steve Madden booties, pumps, men’s and women’s boots, fashion sneakers, dress shoes, sandals and more, visit http://www.stevemadden.com.

Safe Harbor

This press release and oral statements made from time to time by representatives of the Company contain certain “forward looking statements” as that term is defined in the federal securities laws. The events described in forward looking statements may not occur. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, projected or anticipated benefits from acquisitions to be made by the Company, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward looking statements. The Company cautions you that these statements concern current expectations about the Company’s future results and condition and are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based. Factors which may affect the Company’s results include, but are not limited to, the risks and uncertainties discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any one or more of these uncertainties, risks and other influences could materially affect the Company’s results of operations and financial condition and whether forward looking statements made by the Company ultimately prove to be accurate and, as such, the Company’s actual results, performance and achievements could differ materially from those expressed or implied in these forward looking statements. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Net sales	$458,482	$441,193	$1,243,249	$1,181,728
Cost of sales	283,265	275,302	779,525	743,723
Gross profit	175,217	165,891	463,724	438,005
Commission and licensing fee income, net	4,994	4,746	10,897	10,838
Operating expenses	110,007	105,194	326,276	310,725
Income from operations	70,204	65,443	148,345	138,118
Interest and other income, net	872	564	2,502	1,956
Income before provision for income taxes	71,076	66,007	150,847	140,074
Provision for income taxes	14,757	21,181	32,885	45,703
Net income	56,319	44,826	117,962	94,371
Less: Net income attributable to noncontrolling interest	756	596	1,316	1,019
Net income attributable to Steven Madden, Ltd.	$55,563	$44,230	$116,646	$93,352

Basic income per share	$0.68	$0.54	$1.43	$1.13
Diluted income per share	$0.64	$0.51	$1.35	$1.07

Basic weighted average common shares outstanding	81,727	82,356	81,832	82,935
Diluted weighted average common shares outstanding	86,574	86,627	86,273	86,841

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	As of
	September 30, 2018	December 31, 2017	September 30, 2017
	(Unaudited)		(Unaudited)
Cash and cash equivalents	$172,537	$181,214	$92,080
Marketable securities	57,896	93,550	84,815
Accounts receivable, net	332,049	240,909	337,200
Inventories	147,491	110,324	124,117
Other current assets	43,966	49,044	44,621
Property and equipment, net	65,472	71,498	73,922
Goodwill and intangibles, net	295,269	299,842	305,622
Other assets	10,379	10,780	9,026
Total assets	$1,125,059	$1,057,161	$1,071,403

Accounts payable	$94,636	$66,955	$102,906
Contingent payment liability (current & non current)	3,000	10,000	23,050
Other current liabilities	121,894	132,657	106,485
Other long term liabilities	38,332	38,617	35,961
Total Steven Madden, Ltd. stockholders’ equity	859,770	802,821	797,061
Noncontrolling interest	7,427	6,111	5,940
Total liabilities and stockholders’ equity	$1,125,059	$1,057,161	$1,071,403

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW DATA

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2018	September 30, 2017

Net cash provided by operating activities	$46,467	$35,010

Investing Activities
Purchases of property and equipment	(8,164)	(11,710)
Sales of marketable securities, net	33,842	28,290
Repayment of notes receivable	—	221
Acquisition, net of cash acquired	—	(17,396)
Net cash provided by (used in) investing activities	25,678	(595)

Financing Activities
Common stock share repurchases for treasury	(50,881)	(73,226)
Payment of contingent liability	(7,000)	(7,359)
Proceeds from exercise of stock options	12,801	11,312
Cash dividends paid	(35,147)	—
Net cash used in financing activities	(80,227)	(69,273)

Effect of exchange rate changes on cash and cash equivalents	(595)	823

Net decrease in cash and cash equivalents	(8,677)	(34,035)

Cash and cash equivalents - beginning of period	181,214	126,115

Cash and cash equivalents - end of period	$172,537	$92,080

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit
Nine Months Ended
September 30, 2017
Consolidated
GAAP gross profit	$438,005

Non-cash expense associated with the purchase accounting fair value adjustment of inventory acquired in the Schwartz & Benjamin acquisition	1,654

Adjusted gross profit	$439,659

Wholesale
GAAP gross profit	$325,717

Non-cash expense associated with the purchase accounting fair value adjustment of inventory acquired in the Schwartz & Benjamin acquisition	1,654

Adjusted gross profit	$327,371

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

GAAP operating expenses	$110,007	$105,194	$326,276	$310,725

Expense in connection with provision for legal charges	—	—	(2,837)	—

Expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring	(406)	(488)	(1,787)	(1,255)

Expense in connection with a warehouse consolidation	—	—	(1,241)	—

Bad debt expense associated with the Payless ShoeSource bankruptcy	—	—	—	(7,500)

Adjusted operating expenses	$109,601	$104,706	$320,411	$301,970

Table 3 - Reconciliation of GAAP income from operations to Adjusted income from operations
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

GAAP Income from Operations	$70,204	$65,443	$148,345	$138,118

Non-cash expense associated with the purchase accounting fair value adjustment of inventory acquired in the Schwartz & Benjamin acquisition	—	—	—	1,654

Expense in connection with provision for legal charges	—	—	2,837	—

Expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring	406	488	1,787	1,255

Expense in connection with a warehouse consolidation	—	—	1,241	—

Bad debt expense associated with the Payless ShoeSource bankruptcy	—	—	—	7,500

Adjusted Income from Operations	$70,610	$65,931	$154,210	$148,527

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

GAAP provision for income taxes	$14,757	$21,181	$32,885	$45,703

Tax effect of non-cash expense associated with the purchase accounting fair value adjustment of inventory acquired in the Schwartz & Benjamin acquisition	—	—	—	579

Tax effect of expense in connection with provision for legal charges	—	—	702	—

Tax effect of expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring	102	181	462	465

Tax effect of expense in connection with a warehouse consolidation	—	—	327	—

Tax expense in connection with the impairment of the preferred interest investment in Brian Atwood Italia Holding, LLC recorded in fourth quarter 2017	—	—	(1,028)	—

Tax effect of bad debt expense associated with the Payless ShoeSource bankruptcy	—	—	—	964

Adjusted provision for income taxes	$14,859	$21,362	$33,348	$47,711

Table 5 - Reconciliation of GAAP net income to Adjusted net income
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

GAAP net income attributable to Steven Madden, Ltd.	$55,563	$44,230	$116,646	$93,352

After-tax impact of non-cash expense associated with the purchase accounting fair value adjustment of inventory acquired in the Schwartz & Benjamin acquisition	—	—	—	1,075

After-tax impact of expense in connection with provision for legal charges	—	—	2,135	—

After-tax impact of expense in connection with the integration of the Schwartz & Benjamin acquisition and the related restructuring	304	307	1,325	790

After-tax impact of expense in connection with a warehouse consolidation	—	—	914	—

Tax expense in connection with the impairment of the preferred interest investment in Brian Atwood Italia Holding, LLC recorded in fourth quarter 2017	—	—	1,028	—

After-tax impact of bad debt expense associated with the Payless ShoeSource bankruptcy	—	—	—	6,536

Adjusted net income attributable to Steven Madden, Ltd.	$55,867	$44,537	$122,048	$101,753

GAAP diluted income per share	$0.64	$0.51	$1.35	$1.07
Adjusted diluted income per share	$0.65	$0.51	$1.41	$1.17

Contact

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

daniellemccoy@stevemadden.com